Exhibit 10.4

FS BANCORP, INC.
2026 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

RS No. _______________ Grant Date: _______________

This award of Restricted Stock (“Restricted Stock Award”) is granted by FS Bancorp, Inc. (“Company”) to [Name] (“Grantee”) in accordance with the terms of this Restricted Stock Award Agreement (“Agreement”) and subject to the provisions of the FS Bancorp, Inc. 2026 Equity Incentive Plan, as amended from time to time (“Plan”).  The Plan is incorporated herein by reference. Capitalized terms included herein that are not defined in this Agreement shall have the meaning ascribed to them in the Plan.

1.
Restricted Stock Award.  The Company makes this award of Restricted Stock of [Number] Shares to the Grantee on the date noted above (the “Grant Date”).  These Shares are subject to forfeiture and to limits on transferability until they vest, as provided in Sections 2, 3 and 4 of this Agreement and in Article VI of the Plan.

2.
Period of Restriction:  The Shares are subject to a Period of Restriction, during which the Grantee shall not receive the Shares, be able to transfer the Shares, or otherwise have rights with respect to the Shares, subject to earlier vesting in the event of a termination of Service as provided in Section 4 or a Change in Control as provided in Section 5.  After the Period of Restriction ends with respect to a Share, such Share shall be considered vested, except as provided in this Agreement or the Plan. The Period of Restriction ends with respect to the Shares in accordance with the following schedule:

Date Period of Restriction Ends ("Vesting Date")	With Respect to the Following Number of Shares

3.
Transferability.  The Grantee may not sell, assign, transfer, pledge or otherwise encumber any Shares that have not vested, except in the event of the Grantee’s death, by will or by the laws of descent and distribution or pursuant to a Domestic Relations Order.  The Committee, in its sole and absolute discretion, may allow the Grantee to transfer all or any portion of this Restricted Stock Award to the Grantee’s Family Members, as provided for in the Plan.

4.
Termination of Service.  If the Grantee terminates Service for any reason other than on account of a Change in Control as provided for in Section 5 below, or due to the death or Disability of the Grantee, any Shares that have not vested as of the date of that termination shall be forfeited to the Company.  The Shares shall never vest in the event of a Termination for Cause.  If the Grantee’s Service terminates on account of the Grantee’s death or Disability, the Period of Restriction for all Shares that have not previously vested shall end on the date of that termination of Service and the Grantee shall then be vested in the Shares (and with respect to any performance-based vesting conditions, it shall be assumed that all such conditions were met at 100% of the performance target).

5.
Effect of Change in Control.  If a Change in Control occurs prior to the end of a Period of Restriction for Restricted Stock Awards, and the Grantee experiences an Involuntary Separation from Service other than a Termination for Cause during the 365-day period following the date of such Change in Control, then the Period of Restriction for any non-vested Restricted Stock Awards shall end on the date of the Grantee’s Involuntary Separation from Service and the Grantee shall then be vested in the Shares related to such Restricted Stock Awards (and with respect to any performance-based vesting conditions, it shall be assumed that all such conditions were met at 100% of the performance target).  Notwithstanding the preceding sentence, if at the effective time of the Change in Control the successor to the Company’s business and/or assets does not either assume the non-vested Restricted Stock Awards or replace the non-vested Restricted Stock Awards with an award that is determined by the Committee to be at least equivalent in value to such non-vested Restricted Stock Awards on the date of the Change in Control, then the Period of Restriction for such non-vested Restricted Stock Awards shall end on the earliest date of the Change in Control, and the Grantee shall then be vested in the Shares related to such Restricted Stock Awards.

6.
Stock Power.  The Grantee agrees to execute a stock power with respect to each stock certificate reflecting the Shares, or other evidence of book-entry stock ownership, in favor of the Company.  The Shares shall not be issued by the Company to the Grantee until the required stock powers are delivered by the Grantee to the Company.

7.
Delivery of Shares.  The Company shall issue stock certificates or evidence of the issuance of such Shares in book-entry form, in the name of the Grantee reflecting the Shares vesting on each Vesting Date in Section 2.  The Company shall retain these certificates or evidence of the issuance of Shares in book-entry form until the Shares represented thereby become vested.  Prior to vesting, the Shares shall be subject to the following restriction, communicated in writing to the Company’s stock transfer agent:

These shares of common stock are subject to the terms of an Award Agreement between FS Bancorp, Inc. and [name] dated [grant date] made pursuant to the terms of the FS Bancorp, Inc. 2026 Equity Incentive Plan, copies of which are on file at the executive offices of FS Bancorp, Inc., and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Award Agreement.
8.
Grantee’s Rights Re Dividends and Voting.  As the owner of all Shares that have not vested, the Grantee shall be paid dividends by the Company with respect to those Shares when and as provided for in Section 6.3 of the Plan.  The Grantee may exercise all voting rights appurtenant to the Shares.

9.
Delivery of Unrestricted Shares to Grantee.  Upon the vesting of any Shares, the restrictions in Sections 3 and 4 shall terminate, and the Company shall deliver only to the Grantee (or, if applicable, the Grantee’s Beneficiary, estate or Family Member) a certificate (without the legend referenced in Section 7) or evidence of the issuance of Shares in book-entry form, and the related stock power in respect of the vesting Shares.  The Company’s obligation to deliver a stock certificate for vested Shares, or evidence of the issuance of vested Shares in book-entry form, can be conditioned upon the receipt of a representation of investment intent from the Grantee (or the Grantee’s Beneficiary, estate or Family Member) in such form as the Committee requires.  The Company shall not be required to deliver stock certificates for vested Shares, or evidence of the issuance of vested Shares in book-entry form, prior to: (a) the listing of those Shares on Nasdaq;

or (b) the completion of any registration or qualification of those Shares required under applicable law.
10.
Adjustments in Shares.  In the event of any recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, exchange of Shares or other securities, stock dividend, special or recurring dividend or distribution, liquidation, dissolution or other similar corporate transaction or event, the Committee, in its sole discretion, shall adjust the number of Shares or class of securities of the Company covered by this Agreement.  Any additional Shares or other securities received by the Grantee as a result of any such adjustment shall be subject to all restrictions and requirements applicable to Shares that have not vested.  The Grantee agrees to execute any documents required by the Committee in connection with an adjustment under this Section 10.

11.
Tax Election.  The Grantee understands that an election may be made under Section 83(b) of the Code to accelerate the Grantee’s tax obligation with respect to receipt of the Shares from the date the Shares would otherwise vest under this Agreement to the Grant Date by timely submitting an election to the Internal Revenue Service substantially in the form attached hereto (or in accordance with the Internal Revenue Service rules in effect at the time the election is made).

12.
Tax Withholding.  The Company shall have the right to require the Grantee to pay to the Company the amount of any tax that the Company is required to withhold with respect to such Shares, or in lieu thereof, to retain or sell without notice, a sufficient number of Shares to cover the amount to be withheld.  The Company shall have the right to deduct from all dividends paid with respect to the Shares the amount of any taxes that the Company is required to withhold with respect to such dividend payments.

13.
Plan and Committee Decisions are Controlling.  This Agreement and the award of Shares to the Grantee are subject in all respects to the provisions of the Plan, which are controlling.  Capitalized terms herein not defined in this Agreement shall have the meaning ascribed to them in the Plan.  All decisions, determinations and interpretations by the Committee respecting the Plan, this Agreement or the award of Shares shall be binding and conclusive upon the Grantee, any Beneficiary of the Grantee or the legal representative thereof.   The Grantee acknowledges and agrees that this Award and receipt of any Shares hereunder by any person is subject to (a) Plan Section 9.10, including possible reduction, cancellation, forfeiture or recoupment (clawback), and (b) any policies which the Company may adopt in furtherance of any regulatory requirements (including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act) or otherwise.

14.
Grantee’s Service.  Nothing in this Agreement shall limit the right of the Company or any of its Affiliates to terminate the Grantee’s Service as a Director or Employee, or otherwise impose upon the Company or any of its Affiliates any obligation to employ or accept the services or employment of the Grantee.

15.
Amendment.  The Committee may waive any conditions of or rights of the Company or modify or amend the terms of this Agreement; provided, however, that the Committee may not amend, alter, suspend, discontinue or terminate any provision of this Agreement if such action may adversely affect the Grantee without the Grantee’s written consent.  To the extent permitted by applicable laws and regulations and the terms of the Plan, the Committee shall have the authority, in its sole discretion but with the permission of the Grantee, to accelerate the vesting of the Shares or remove any other restrictions imposed on the Grantee with respect to the Shares, whenever the Committee may determine that such action is appropriate.
16.
Grantee Acceptance.  The Grantee shall signify acceptance of the terms and conditions of this Agreement and acknowledge receipt of a copy of the Plan by signing in the space provided below and returning the signed copy to the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.
FS BANCORP, INC.

By ________________________________
Its _______________________________

ACCEPTED BY GRANTEE

___________________________________
(Signature)

___________________________________
(Print Name)

___________________________________
(Street Address)

___________________________________
(City, State & Zip Code)

STOCK POWER

(One stock power for each stock certificate or grant in book-entry form issued)

For value received, I hereby sell, assign, and transfer to FS Bancorp, Inc. (the “Company”) ____________ shares of the capital stock of the Company, standing in my name on the books and records of the aforesaid Company, represented by Certificate No. ____________________ or otherwise identified in book-entry form as ___________________, and do hereby irrevocably constitute and appoint the Secretary of the Company as attorney-in-fact, with full power of substitution, to transfer this stock on the books and records of the aforesaid Company.

________________________________

Dated:

________________________

In the presence of:

________________________

 83(b) ELECTION FORM

TO:         Internal Revenue Service Center
                [Address where the employee files his or her personal income tax return]

ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986

Name:                       __________________________________________________________________
Address:                  __________________________________________________________________
                                  __________________________________________________________________
                                  __________________________________________________________________

Social Security Number ____ - __ - ____

Property with respect to which this Election is made: _______ shares of the common stock of FS Bancorp, Inc.

Date of Grant or Transfer: ____________, _____.

Taxable Year for which Election is made:  Calendar Year _____.

Nature of the Restrictions to which the Property is Subject:  (i) a vesting schedule pursuant to which the taxpayer will not be fully vested in the property until ___________.

Fair Market Value of the Property upon receipt by taxpayer $___________.

Amount Paid for the Property: ____________.

Copies of this Election have been furnished to ___________________________.

A copy of this Election also shall be attached to my IRS Form 1040 for calendar year _____.

__________                                                       _____________________________________
Date                                                                         Signature